Exhibit 99.1

NEWS RELEASE

ICF International Names James C. Morgan Executive Vice President and Chief Financial Officer

Former CFO of Serco Joins ICF Management July 16

FOR IMMEDIATE RELEASE

Contact: Steve Anderson, steve.anderson@icfi.com, +1.703.934.3847

FAIRFAX, Va. (June 14, 2012) – ICF International (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, announced that it has named James C. Morgan to the position of executive vice president and chief financial officer (CFO) effective July 16, 2012. He will replace interim CFO Sandra Murray.

Mr. Morgan, 47, is a seasoned financial management executive with more than 25 years of experience working with consulting firms that serve government and commercial clients. Most recently, he was executive vice president and CFO of Serco, Inc., a $1.4 billion division of the UK-based Serco Group PLC. In his position at Serco, Mr. Morgan was responsible for leading Serco’s more than 140-person financial management team and for evaluating merger and acquisition opportunities. Additionally, he was responsible for a 70-person subcontracting and procurement department and a 60-person information technology department.

Commenting on this appointment, ICF International Chairman and Chief Executive Officer Sudhakar Kesavan said, “Adding James Morgan to ICF’s executive management team is a key element of our growth strategy. His extensive experience as a senior finance officer with government- and commercial-services firms that conduct business globally enhances our ability to continue our track record of strong revenue growth and significant operating leverage.”

Prior to joining Serco in 2011, Mr. Morgan spent 18 years with Science Applications International Corporation (SAIC), a $10.6 billion scientific, engineering, and technology applications company, where he most recently held the title of senior vice president and business transformation officer, managing a multiyear transformational project to reduce the annual cost of the company’s infrastructure. During his tenure at SAIC, Mr. Morgan also held positions including senior vice president and senior financial officer for strategic and operational finance. In addition, he held several financial executive positions. Mr. Morgan began his career at Arthur Andersen & Company. He holds an MBA from George Washington University and a bachelor’s degree from North Carolina State University.

“I look forward to joining the executive management team at ICF, an exciting company that is positioning itself well in the marketplace to address issues of strategic importance to commercial and government clients,” Mr. Morgan said. “This is an excellent opportunity for me to play an important role in ICF’s future growth.”

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About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy, environment, and infrastructure; health, social programs, and consumer/financial; and public safety and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program lifecycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 4,500 employees serve these clients from more than 50 offices worldwide. ICFs website is http://www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.